Promissory Note

Date: October 5, 2006

Borrower: SMS Envirofuels, Inc., a Texas corporation

Borrower's Mailing Address: 7550 IH-10 West, 14th Floor, San Antonio, Texas 78229

Lender: Earth Biofuels, Inc.

Place for Payment: 3001 Knox Street, Suite 403, Dallas, Texas 75205

Principal Amount: Seven Hundred Eighty Eight Thousand and No/100 Dollars ($788,000.00)

Annual Interest Rate: Zero percent (0%)

Maturity Date: The earlier of (1) the date of the first phase of a two phase "closing" of that one certain agreement for the purchase and sale of the assets of Borrower, which first phase is to take place within 30 days of this date, wherein Borrower is the Seller and Lender is the Buyer; or (2) 120 days from the date hereof.

Annual Interest Rate on Matured, Unpaid Amounts: Eighteen percent (18%) per annum

Terms of Payment (principal and interest): Principal is due and payable on the Maturity Date.

Security for Payment: This note is secured by a deed of trust dated of even date herewith from SMS Envirofuels, Inc. to ____________________, trustee, which covers the following real property: That certain tract of land located in Atascosa County, Texas, and locally known as 8275 FM 476, Poteet, Texas, and more particularly described in the Deed of Trust of even date herewith, which secures this Note.

Other Security for Payment: None.

Borrower promises to pay to the order of Lender the Principal Amount plus interest at the Annual Interest Rate. This note is payable at the Place for Payment and according to the Terms of Payment. All unpaid amounts are due by the Maturity Date. After maturity, Borrower promises to pay any unpaid principal balance plus interest at the Annual Interest Rate on Matured, Unpaid Amounts.

Notwithstanding any other provision of this note, in the event of a default, before exercising any of Lender's remedies under this note or any deed of trust instrument securing it, Lender will first give Borrower written notice of default, and Borrower will have ten (10) days after notice is given in which to cure the default. If the default is not cured ten (10) days after notice, Borrower and each surety, endorser, and guarantor waive all demand for payment, presentation for payment, notice of intention to accelerate maturity, notice of acceleration of

maturity, protest, and notice of protest, to the extent permitted by law.

Borrower also promises to pay reasonable attorney's fees and court and other costs if this note is placed in the hands of an attorney to collect or enforce the note. These expenses will bear interest from the date of advance at the Annual Interest Rate on Matured, Unpaid Amounts. Borrower will pay Lender these expenses and interest on demand at the Place for Payment. These expenses and interest will become part of the debt evidenced by the note and will be secured by any security for payment.

Borrower may prepay this note in any amount at any time before the Maturity Date without penalty or premium.

Interest on the debt evidenced by this note will not exceed the maximum rate or amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law. Any interest in excess of that maximum amount will be credited on the Principal Amount or, if the Principal Amount has been paid, refunded. On any acceleration or required or permitted prepayment, any excess interest will be canceled automatically as of the acceleration or prepayment or, if the excess interest has already been paid, credited on the Principal Amount or, if the Principal Amount has been paid, refunded. This provision overrides any conflicting provisions in this note and all other instruments concerning the debt.

Each Borrower is responsible for all obligations represented by this note.

When the context requires, singular nouns and pronouns include the plural.

The lien securing this note is subordinate to the lien securing another note in the original principal amount of One Hundred Twenty Seven Thousand Five Hundred and No/100 Dollars ($127,500.00), dated April 15, 2004, and executed by Borrower, payable to the order of Ross O. Forbus and Jane L. Forbus Revocable Living Trust.

SMS ENVIROFUELS, INC.

By: ______________________

JAMES M. KARLAK, President